SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                           the Securities Exchange Act

                                 April 17, 2001
                   Date of Report (Date of Earliest Reported)


                       ACCORD ADVANCED TECHNOLOGIES, INC.
                       (Name of Small Business Registrant)


        Nevada                     0-27187                    88-0361127
(State of Incorporation)   (Commission File Number)        (I.R.S. Employer
                                                         Identification Number.)


                   5002 South Ash Avenue, Tempe, Arizona 85282
           (Address of Principal Executive Offices Including Zip Code)


                                 (480) 820 1400
                         (Registrants Telephone Number)
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ITEM 1. CHANGES IN CONTROL OF REGISTRANT

     On February 10, 2001 Travis Wilson, the majority shareholder agreed to place his stock in escrow in anticipation of a merger with National Capital Corporation of Delaware. The conditions set forth in the agreement have not been met and the agreement is no longer in effect. Mr. Wilson retains control of the registrant.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     The proposed merger as set forth in the agreement attached to the February 10th filing did not occur, therefore, there has been no acquisition of assets.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

     On December 15, 2000, the Registrant voluntarily placed its wholly owned subsidiary, Accord Semiconductor Equipment Group, in a Chapter 11 Bankruptcy in US Bankruptcy Court located in Phoenix, Arizona case number 00-13712-PHX-EWH. The Bankruptcy was converted to a Chapter 7 by the court. Notice received on March 29, 2001

ITEM 6. RESIGNATION OF DIRECTORS AND EXECUTIVE OFFICERS

     In that the proposed merger as set forth in the agreement attached as an exhibit to the February 10, 2001, filing did not occur, Mr. Travis Wilson continues as a Director and the CEO of Accord Advanced Technologies, Inc.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      Accord Advanced Technologies, Inc.



April 20, 2001                        By: /s/ Travis Wilson
                                         ---------------------------------
                                         Travis Wilson, Director and CEO

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